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                                                                    EXHIBIT 23.2





                       CONSENT OF INDEPENDENT ACCOUNTANTS





We hereby consent to the use in this Registration Statement on Form S-4 of our report dated March 2, 2001, relating to the consolidated financial statements of Arnold Industries, Inc., which appears in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.




/s/ PricewaterhouseCoopers LLP
Harrisburg, Pennsylvania
January 4, 2002